UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2005

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

This amendment is being filed to amend and supplement the Current Report on Form 8-K filed on January 7, 2005, to include the financial statements of Ocular Sciences, Inc., the acquired business, and the pro forma financial information required pursuant to Article 11 of Regulation S-X.

ITEM 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Exhibit No.	Description
99.2	Audited consolidated balance sheets of Ocular Sciences, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003.

99.3	Unaudited condensed consolidated balance sheet of Ocular Sciences, Inc. and subsidiaries as of September 30, 2004 and related condensed consolidated statements of income and cash flows for the nine month periods ended September 30, 2004 and 2003.

(b) Pro forma financial information.

Exhibit No.	Description
99.4	Unaudited pro forma consolidated condensed financial statements of The Cooper Companies, Inc. and Ocular Sciences, Inc. as of and for the fiscal year ended October 31, 2004.

(c) Exhibits.

Exhibit No.	Description
23	Independent Auditors’ Consent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Carol R. Kaufman
Carol R. Kaufman
Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

Dated: February 14, 2005

EXHIBIT INDEX

Exhibit No.	Description
23	Independent Auditors’ Consent.

99.2	Audited consolidated balance sheets of Ocular Sciences, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003.

99.3	Unaudited condensed consolidated balance sheet of Ocular Sciences, Inc. and subsidiaries as of September 30, 2004, and related condensed consolidated statements of income and cash flows for the nine month periods ended September 30, 2004 and 2003.

99.4	Unaudited pro forma consolidated condensed financial statements of The Cooper Companies, Inc. and Ocular Sciences, Inc. as of and for the fiscal year ended October 31, 2004.